Exhibit 99.1

BIMI International Medical Announces First Quarter 2022 Financial Results

NEW YORK, May 20, 2022 -- BIMI International Medical Inc. (NASDAQ: BIMI) (“BIMI” or the “Company”), a healthcare products and services provider, today announced its financial results for the quarter ended March 31, 2022.

Revenues for the three months ended March 31, 2022 and 2021 were $5,019,748 and $2,168,004, respectively. Compared with the same period in 2021, revenue increased by $2,851,744 in 2022, mainly due to the $2,073,608 increase in sales of medical devices and $880,202 increase in medical services revenues. The increase in medical device sales is mainly due to higher demand during the first quarter of 2022. The 2022 medical services revenues reflect the revenues generated by three hospitals, which were acquired in May 2021.

Cost of revenues for the three months ended March 31, 2022 and 2021 were $3,561,278 and $1,575,743, respectively. The increase primarily reflects the costs associated with operations of the Guanzan Group and the Qiangsheng, Eurasia and Minkang hospitals.

For the three months ended March 31, 2022 and 2021, the Company had gross margins of 29% and 27%, respectively. For the three months ended March 31, 2022 and 2021, the gross profit margins of: (i) wholesale pharmaceuticals segment were 12.70% and 36.21%, respectively; (ii) wholesale medical devices segment were 14.13% and 52.73%, respectively; (iii) medical services segment were 61.52% and 9.32%, respectively; and (iv) retail pharmacy segment were 38.31% and 17.17%, respectively.

Operating expenses were $4,015,169 for the three months ended March 31, 2022 as compared to $3,832,650 for the same period in 2021, an increase of $182,519 or 5%. The increase is primarily due to the salaries of the Company’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer of $1,400,500 for the three months ended March 31, 2022. During the 2021 period the Company’s operating expenses included a $771,000 expense related to the amortization of the discount relating to the convertible notes issued in 2021.

For the three months ended March 31, 2022 and 2021, the Company reported other expenses of $161,200 and $31,490, respectively. Other expenses mainly consisted of interest expense relating to the bank loans of the Guanzan Group, Zhuoda and Zhongshan.

The Company reported a net loss of $2,740,480 for the three months ended March 31, 2022, compared to a net loss of $3,290,627 for the three months ended March 31, 2021, a decrease of $550,147.

As of March 31, 2022, the Company had cash of $1,606,214 and negative working capital of $1,359,907 as compared to cash of $4,797,849 and negative working capital of $932,493 on December 31, 2021.

“Our effort to improve efficiency have resulted in increased revenues and gross margins for the first quarter of 2022. As we move forward, we will continue to enhance compliance and risk management, and continue to improve service quality and brand awareness,” said Mr. Tiewei Song, Chief Executive Officer of BIMI International Medical Inc.

About BIMI International Medical Inc.

BIMI International Medical Inc. was founded in 2006. The Company is now exclusively a healthcare products and services provider, offering a broad range of healthcare products and related services and operates five private hospitals in China. For more information, please visit www.usbimi.com.

Safe Harbor Statement

Certain matters discussed in this news release are forward-looking statements that involve a number of risks and uncertainties including, but not limited to, the Company’s ability to achieve profitable operations, its ability to continue to operate as a going concern, its ability to continue to meet NASDAQ continued listing requirements, the effects of the spread of COVID-19, the demand for the Company’s products and services in the People’s Republic of China, general economic conditions and other risk factors detailed in the Company’s annual report and other filings with the United States Securities and Exchange Commission.

IR Contact:

Dragon Gate Investment Partners LLC
Tel: +1(646)-801-2803

Email: BIMI@dgipl.com

BIMI INTERNATIONAL MEDICAL, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31,	December 31,
	2022	2021
ASSETS
CURRENT ASSETS
Cash	$1,606,214	$4,797,849
Accounts receivable, net	7,515,863	7,005,442
Advances to suppliers	6,797,153	3,163,836
Amount due from related parties	803,191	622,554
Inventories, net	2,169,589	2,639,883
Prepayments and other receivables	3,162,380	2,930,083
Total current assets	22,054,390	21,159,647

NON-CURRENT ASSETS
Deferred tax assets	208,448	207,549
Property, plant and equipment, net	3,343,981	3,521,401
Intangible assets-net	17,752	18,039
Operating lease-right of use assets	4,711,222	4,845,509
Goodwill	8,376,217	8,376,217
Total non-current assets	16,657,620	16,968,715

TOTAL ASSETS	$38,712,010	$38,128,362

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Short-term loans	$1,791,531	$1,799,394
Long-term loans due within one year	186,750	369,187
Convertible promissory notes, net	5,765,617	5,211,160
Accounts payable, trade	6,629,460	7,339,210
Advances from customers	2,447,076	1,943,028
Amount due to related parties	531,817	730,285
Taxes payable	692,908	662,777
Other payables and accrued liabilities	1,724,964	3,082,917
Lease liability-current	924,360	954,182
Total current liabilities	20,694,483	22,092,140

NON-CURRENT LIABILITIES
Lease liability-non current	4,094,833	4,161,789
Long-term loans - non-current	528,911	538,006
Total non-current liabilities	4,623,744	4,699,795

TOTAL LIABILITIES	25,318,227	26,791,935

EQUITY
Common stock, $0.001 par value; 200,000,000 shares authorized; 10,359,264 and 8,502,222 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively *	10,359	8,502
Additional paid-in capital	60,566,188	55,220,130
Statutory reserves	2,263,857	2,263,857
Accumulated deficit	(50,640,327)	(47,900,929)
Accumulated other comprehensive income	1,051,790	1,601,870
Total BIMI International Medical Inc.’s equity	13,251,867	11,193,430

NON-CONTROLLING INTERESTS	141,916	142,997

Total equity	13,393,783	11,336,427

Total liabilities and equity	$38,712,010	$38,128,362

*	Retrospectively restated due to five for one reverse stock split, see Note 21

The accompanying notes are an integral part of the condensed consolidated financial statements

BIMI INTERNATIONAL MEDICAL, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	For three months ended March 31,
	2022	2021
REVENUES	5,019,748	2,168,004

COST OF REVENUES	3,561,278	1,575,743

GROSS PROFIT	1,458,470	592,261

OPERATING EXPENSES:
Sales and marketing	754,880	452,636
General and administrative	3,260,289	3,380,014
Total operating expenses	4,015,169	3,832,650

LOSS FROM OPERATIONS	(2,556,699)	(3,240,389)

OTHER INCOME (EXPENSE)
Interest income	146	-
Interest expense	(107,759)	(44,355)
Exchange loss	(3,266)	-
Other income/(expense)	(50,321)	12,865
Total other expense, net	(161,200)	(31,490)

LOSS BEFORE INCOME TAXES	(2,717,899)	(3,271,879)

PROVISION FOR INCOME TAXES	22,581	18,748

NET LOSS	(2,740,480)	(3,290,627)
Less: net income/(loss) attributable to non-controlling interest	(1,082)	42,615
NET LOSS ATTRIBUTABLE TO BIMI INTERATIONAL MEDICAL INC.	$(2,739,398)	$(3,333,242)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	(550,080)	(149,597)

TOTAL COMPREHENSIVE LOSS	(3,290,560)	(3,440,224)
Less: comprehensive loss attributable to non-controlling interests	(24,974)	(10,886)
COMPREHENSIVE LOSS ATTRIBUTABLE TO BIMI INTERNATIONAL MEDICAL INC.	$(3,265,586)	$(3,429,338)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
Basic and diluted	10,087,665	3,338,608

LOSS PER SHARE
Basic and diluted	$(0.27)	$(0.99)

The accompanying notes are an integral part of the condensed consolidated financial statements

BIMI INTERNATIONAL MEDICAL, INC. AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the three months ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,740,480)	$(3,290,627)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	89,159	35,958
Inventories impairment reserve	-	14,507
Allowance for doubtful accounts	(584)	(43,799)
Stock compensation	-	585,000
Lease expense	-	20,719
Amortization of discount of convertible promissory notes	554,457	1,607,105

Change in operating assets and liabilities
Accounts receivable	(509,837)	(334,056)
Advances to suppliers	1,714,599	(387,940)
Prepayments and other receivables	(232,298)	281,718
Inventories	470,294	(2,572,438)
Operating lease-right of use assets	134,287	64,231
Accounts payable, trade	(709,750)	2,803,460
Advances from customers	504,048	329,591
Operating lease liabilities	(96,779)	(95,368)
Taxes payable	30,130	(701,687)
Other payables and accrued liabilities	(1,357,952)	(46,085)
Net cash used in operating activities	(2,150,706)	(1,729,711)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash received from acquisition of Guoyitang Hospital	-	28,457
Cash received from acquisition of Zhongshan Hospital	-	46,748
Purchase of property, plant, and equipment	-	(36,100)
Net cash provided by investing activities	-	39,105
	-	-
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term loan	-	462,773
Repayment of long-term loan	-	(295,404)
Net proceeds from issuance of convertible promissory notes	-	4,065,000
Repayment of short-term loans	(7,863)	(4,419)
Long-term loans due within one year	(191,530)	-
Amount financed from/(to) related parties	(379,105)	164,067
Net cash provided by (used in) financing activities	(578,498)	4,392,017

EFFECT OF EXCHANGE RATE ON CASH	(462,431)	(1,295)

NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	(3,191,635)	2,700,116
CASH AND CASH EQUIVALENTS, beginning of period	4,797,849	135,308
CASH AND CASH EQUIVALENTS, end of period	$1,606,214	$2,835,424

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	$19,319	$86,153
Cash paid for interest expense, net of capitalized interest	$12,916	$47,696

NON-CASH TRANSACTIONS OF INVESTING AND FINANCING ACTIVITIES

Issuance of common shares for equity acquisition of Guoyitang Hospital	$-	$2,000
Issuance of common shares for equity acquisition of Zhongshan Hospital	$-	$2,000
Issuance of common shares for equity acquisition of Mali Hospital	$600	$-
Goodwill recognized from equity acquisition of Zhongshan Hospital	$-	$10,433,494
Goodwill recognized from equity acquisition of Guoyitang Hospital	$-	$7,154,392
Outstanding payment for equity acquisition of Guanzan Group	$-	$3,065,181
Outstanding payment for equity acquisition of Guoyitang Hospital	$-	$6,100,723
Outstanding payment for equity acquisition of Zhongshan Hospital	$-	$6,100,723